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[POPULAR, INC. LOGO]
                                                                   Exhibit 99(a)

For additional information contact:
Mr. Jorge A. Junquera
Senior Executive Vice President
Or visit our web site at http://www.popularinc.com
Telephone (787) 754-1685

October 10, 2000                                                    News Release

POPULAR, INC. EARNINGS FOR THE QUARTER AND NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2000

         Popular, Inc. (the Corporation) reported net income of $71.3 million or $0.51 earnings per common share (EPS) for the third quarter of 2000, compared with $64.2 million or $0.46 for the same period in 1999. Net earnings for the second quarter of 2000 were $65.1 million, or $0.46 per common share.

         The Corporation's return on assets (ROA) and return on common equity
(ROE) for the third quarter of 2000 were 1.04% and 15.24%, respectively, compared with 1.06% and 15.23% for the same period in 1999 and 1.01% and 14.43% for the second quarter of 2000.

         For the first nine months of 2000, the Corporation's net earnings reached $200.6 million, compared with $191.9 million for the same period in 1999. EPS for the first nine months of 2000 and 1999 were $1.43 and $1.37, respectively. ROA and ROE for the first nine months of 2000 were 1.02% and 14.75%, respectively. For the same period of 1999, these ratios were 1.09% and 15.59%.

         The Corporation's results of operations for the quarter ended September 30, 2000, when compared with the same quarter of 1999, reflected an increase of $10.1 million in net interest income together with an increase of $23.7 million in other revenues. These improvements were partially offset by rises of $12.6 million in the provision for loan losses, $6.2 million in operating expenses and $6.8 million in income tax.

         The growth in net interest income over the third quarter of 1999 was primarily due to an increase of $3.0 billion in average earning assets driven principally by a $2.2 billion increase in the average loan portfolio and $829 million in money market, trading and investment securities. The increase in the volume of earning assets was funded mainly through a higher average volume of borrowings and interest-bearing deposits. The net interest yield for the quarter ended September 30, 2000, was 3.90%,


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2-POPULAR, INC. 2000 THIRD QUARTER RESULTS

compared with 4.24% for the third quarter of 1999. The reduction in the net interest yield resulted from an increase of 87 basis points in the average cost of interest bearing liabilities, mostly as a result of a higher interest rate scenario and a higher proportion of short-term borrowings, partially offset by an increase of 49 basis points in the average yield on earning assets, mainly in the commercial loans, money market and investment portfolios. For the second quarter of 2000 the net interest yield was 4.03%. For the first nine months of 2000, the net interest yield was 4.02%, compared with 4.35% for the same period of 1999.

         The provision for loan losses for the third quarter of 2000 amounted to $49.7 million compared with $37.1 million for the third quarter of 1999. The increase resulted from the growth in the loan portfolio, non-performing assets and net charge-offs. Net charge-offs for the quarter ended September 30, 2000, were $42.5 million or 1.04% of average loans compared with $31.6 million or 0.89% for the third quarter of 1999, and $38.1 million or 0.97% for the second quarter of 2000. The increase in net charge-offs when compared to the third quarter of 1999 was primarily reflected in the commercial portfolio, and was primarily due to the charge-off of a limited number of commercial loan relationships. Non-performing assets were $344 million or 2.12% of loans at September 30, 2000, compared with $333 million or 2.36% at September 30, 1999, and $380 million or 2.41% at June 30, 2000. The rise in non-performing assets from September 30, 1999, excluding the non-performing assets of Banco Fiduciario
(BF) as of that date, was mostly reflected in non-performing commercial and mortgage loans, which grew $33 million and $20 million, respectively. The decline in non-performing assets since June 30, 2000 was also due to the sale of the Corporation's ownership interest in BF, which had $64.4 million in non-performing assets at June 30, 2000. This decline was partly offset by rises in non-performing mortgage and commercial loans.

         Non-interest income, excluding securities and trading gains, grew $22.9 million or 23.5%, reaching $120.6 million for the third quarter of 2000, compared with $97.7 million for the same period in 1999. These revenues totaled $108.3 million in the second quarter of this year. The growth in non-interest income was led by an increase of $13.8 million in other service fees, $6.5 million in other operating income and $2.6 million in service charges on deposit accounts. The increase in other service fees is mostly attributed to processing fees generated by GM Group and to a rise in debit card fees mainly as a result of the growing volume of point-of-sale terminals and transactions. Also, credit card fees rose principally due to late payment and cash advance fees implemented during March in Puerto


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3-POPULAR, INC. 2000 THIRD QUARTER RESULTS

Rico. Moreover, the growth of the Corporation's retail financial services business as well as the commission income derived from the recently created subsidiary Popular Insurance contributed to the growth in other service fees. Other income increased mostly as the result of the gain realized on the sale of the credit card operations in the U.S. mainland, as well as the gain on the sale of our ownership interest in BF. Service charges on deposit accounts increased due to higher activity on commercial accounts, as well as the implementation of new charges in deposit accounts.

         Operating expenses for the third quarter of 2000 increased $6.2 million or 2.9%, reaching $220.9 million for the third quarter of 2000. This increase was mostly reflected in equipment, net occupancy and other operating expenses. The rise in equipment expenses was mostly attributed to the expansion of the electronic delivery capabilities through the acquisition of additional point-of-sale terminals and automated teller machines. The increase in net occupancy resulted mostly from the Corporation's business and geographic expansion. Furthermore, other operating expenses grew primarily due to increases in interchange and processing expenses on credit cards. When compared to the second quarter of 2000, the Corporation experienced a slight increase of $1.5 million or 0.7% in operating expenses, of which $1.1 million were incurred by the subsidiary Popular Insurance, which began operations on July 1, 2000.

         The Corporation's total assets at September 30, 2000, amounted to $27.2 billion, compared with $24.3 billion at September 30, 1999. Total assets at June 30, 2000, were $26.5 billion. The Corporation's earning assets reached $25.6 billion at September 30, 2000, compared with $22.5 billion and $24.7 billion at September 30, 1999, and June 30, 2000, respectively.

         Total loans were $16.2 billion at September 30, 2000 or $2.1 billion more than the level at September 30, 1999, and $463 million over June 30, 2000. Commercial and mortgage loans accounted for the largest growth since September 30, 1999, increasing $817 million and $1.1 billion, respectively. These portfolios rose $93 million and $371 million, respectively, when compared with June 30, 2000.

         The allowance for loan losses at September 30, 2000, amounted to $295 million or 1.82% of loans compared with $288 million or 2.05% at September 30, 1999, and $306 million or 1.94% at June 30, 2000. The decrease since June 30, 2000, resulted mostly from the sale of BF, which had a higher ratio of allowance to cover potential losses. At September 30, 2000, the allowance for loan losses as a percentage of non-performing assets was 85.8% compared with 86.6% at September 30, 1999, and 80.3% at June 30, 2000.


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4-POPULAR, INC. 2000 THIRD QUARTER RESULTS

         Total deposits grew to $14.6 billion at September 30, 2000, from $13.8 billion at September 30, 1999. Time deposits grew $809 million. At June 30, 2000, total deposits amounted to $14.5 billion. The moderate growth in deposits since June 30, 2000, was also impacted by the sale of BF, which had $293 million in total deposits at June 30, 2000.

         Borrowed funds, including subordinated notes and capital securities, amounted to $10.4 billion at September 30, 2000, compared with $8.4 billion at September 30, 1999, and $9.8 billion at June 30, 2000.

         At September 30, 2000, stockholders' equity totaled $1.84 billion compared with $1.68 billion at the same date last year. These figures include unrealized losses on securities available-for-sale, net of deferred taxes, of $100 million as of September 30, 2000, compared with unrealized losses of $83 million as of the same date last year. Stockholders' equity was $1.74 billion at June 30, 2000.

         The market value of the Corporation's common stock at September 30, 2000, was $27.06 per share, compared with $27.75 at September 30, 1999 and $19.06 at June 30, 2000. The Corporation's market capitalization at September 30, 2000, was $3.7 billion, compared with $3.8 billion at September 30, 1999, and $2.6 billion at June 30, 2000. At September 30, 2000, the Corporation's common stock had a book value per share of $12.77.

         During this quarter the Corporation completed the sale of its equity investment in Banco Fiduciario and its credit card portfolio in the U.S. mainland. As part of a merger agreement between BF and another local financial institution in the Dominican Republic, the Corporation sold its ownership in BF on August 23, 2000. The Corporation retained an option that allows it to acquire a minority interest in the merged financial institution. Furthermore, during this quarter the Corporation sold its credit card operations in the United States effective August 21, 2000. The agency agreement signed with the buyer, Metris Companies, Inc., enables the Corporation to continue offering credit cards, particularly in the Hispanic market.

         The Corporation's common and preferred stocks are traded on the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System under the symbols BPOP and BPOPP, respectively.

                                     * * *


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POPULAR, INC.
FINANCIAL SUMMARY
(In thousands, except per share data)

                                                             Quarter ended                       Third
                                                             September 30                       Quarter             -------------
                                                    ----------------------------------          2000-1999             Second
                                                                                                 Percent              Quarter
                                                         2000                1999               Variance                2000
                                                    -------------        -------------        -------------         -------------
SUMMARY OF OPERATIONS

Interest income ..............................      $     561,174        $     468,532                19.77%        $     524,774
Interest expense .............................            312,318              229,740                35.94               278,858
                                                    -------------        -------------        -------------         -------------
Net interest income ..........................            248,856              238,792                 4.21               245,916
Provision for loan losses ....................             49,666               37,080                33.94                48,719
                                                    -------------        -------------        -------------         -------------
Net interest income after provision
  for loan losses ............................            199,190              201,712                (1.25)              197,197

Other operating income .......................            120,628               97,682                23.49               108,263
Gain on sale of securities ...................                147                   39               276.92                   329
Trading account profit (loss) ................                (50)                (698)                                       693
                                                    -------------        -------------        -------------         -------------

Total other income ...........................            120,725               97,023                24.43               109,285

Salaries and benefits ........................             95,182               93,905                 1.36                92,642
Profit sharing ...............................              5,197                5,485                (5.25)                5,569
Amortization of intangibles ..................              8,829                8,113                 8.83                 8,537
Other operating expenses .....................            111,695              107,201                 4.19               112,624
                                                    -------------        -------------        -------------         -------------
Total operating expenses .....................            220,903              214,704                 2.89               219,372
                                                    -------------        -------------        -------------         -------------
Income before income tax and minority interest             99,012               84,031                17.83                87,110
Income tax ...................................             27,662               20,887                32.44                21,684
Net (earnings) losses of minority interest ...                (58)               1,066                                       (303)
                                                    -------------        -------------        -------------         -------------
Net income ...................................      $      71,292        $      64,210                11.03         $      65,123
                                                    =============        =============        =============         =============

Net income applicable to common stock ........      $      69,205        $      62,123                11.40         $      63,036
                                                    =============        =============        =============         =============
Earnings per common share:
 Net income ..................................      $        0.51        $        0.46                              $        0.46
                                                    =============        =============        =============         =============

Average common shares outstanding ............        135,971,955          135,379,215                                135,878,677
Common shares outstanding at end of period ...        135,893,857          135,700,258                                135,865,104

SELECTED AVERAGE BALANCES
Total assets .................................      $  27,271,400        $  24,115,319                13.09         $  25,972,365
Loans ........................................         16,309,112           14,131,607                15.41            15,681,239
Earning assets ...............................         25,553,248           22,546,498                13.34            24,337,038
Deposits .....................................         14,769,823           13,801,855                 7.01            14,421,873
Interest-bearing liabilities .................         21,820,924           18,889,394                15.52            20,564,987
Stockholders' equity .........................          1,906,610            1,717,865                10.99             1,857,501

SELECTED FINANCIAL DATA AT PERIOD-END
Total assets .................................      $  27,230,263        $  24,275,583                12.17         $  26,451,246
Loans ........................................         16,237,687           14,097,081                15.18            15,774,604
Earning assets ...............................         25,637,474           22,522,258                13.83            24,677,648
Deposits .....................................         14,557,878           13,770,048                 5.72            14,460,454
Interest-bearing liabilities .................         22,003,024           19,162,322                14.82            21,212,448
Stockholders' equity .........................          1,835,733            1,677,322                 9.44             1,736,890

PERFORMANCE RATIOS
Net interest yield* ..........................               3.90%                4.24%                                      4.03%
Return on assets .............................               1.04                 1.06                                       1.01
Return on common equity ......................              15.24                15.23                                      14.43

CREDIT QUALITY DATA
Non-performing assets ........................      $     343,836        $     333,169                 3.20         $     380,478
Net loans charged-off ........................             42,546               31,613                34.58                38,116
Allowance for loan losses ....................            295,177              288,382                 2.36               305,526
Non-performing assets to total assets ........               1.26%                1.37%                                      1.44%
Allowance for losses to loans ................               1.82                 2.05                                       1.94

* Not on a taxable equivalent basis


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
POPULAR, INC.
FINANCIAL SUMMARY
(In thousands, except per share data)

                                                                      For the period ended
                                                                         September 30,
                                                      ----------------------------------------------------
                                                                                                 Percent
                                                           2000                 1999             Variance
                                                      -------------         -------------       ----------
SUMMARY OF OPERATIONS

Interest income                                       $   1,591,749         $   1,366,128           16.52%
Interest expense                                            854,737               652,247           31.04
                                                      -------------         -------------          ------

Net interest income                                         737,012               713,881            3.24
Provision for loan losses                                   148,398               109,482           35.55
                                                      -------------         -------------          ------

Net interest income after provision
  for loan losses                                           588,614               604,399           (2.61)

Other operating income                                      330,537               271,793           21.61
Gain on sale of securities                                   13,740                   775
Trading account profit (loss)                                 1,460                (1,561)
                                                      -------------         -------------          ------

Total other income                                          345,737               271,007           27.57

Salaries and benefits                                       286,917               272,177            5.42
Profit sharing                                               14,897                17,888          (16.72)
Amortization of intangibles                                  25,958                23,319           11.32
Other operating expenses                                    339,008               308,428            9.91
                                                      -------------         -------------          ------

Total operating expenses                                    666,780               621,812            7.23
                                                      -------------         -------------          ------

Income before income tax and minority interest              267,571               253,594            5.51
Income tax                                                   68,103                63,623            7.04
Net losses of minority interest                               1,136                 1,880
                                                      -------------         -------------          ------

Net income                                            $     200,604         $     191,851            4.56
                                                      =============         =============          ======

Net income applicable to common stock                 $     194,342         $     185,589            4.72
                                                      =============         =============          ======

Earnings per common share:
 Net income                                           $        1.43         $        1.37            4.38
                                                      -------------         -------------          ------

Average common shares outstanding                       135,871,832           135,525,400
Common shares outstanding at end of period              135,893,857           135,700,258

SELECTED AVERAGE BALANCES
Total assets........................................  $  26,240,525         $  23,493,991           11.69
Loans...............................................     15,674,947            13,674,777           14.63
Earning assets......................................     24,552,597            21,970,368           11.75
Deposits............................................     14,447,585            13,732,917            5.20
Interest-bearing liabilities........................     20,832,100            18,296,484           13.86
Stockholders' equity................................      1,859,882             1,691,540            9.95

PERFORMANCE RATIOS
Net interest yield *................................           4.02%                 4.35%
Return on assets....................................           1.02                  1.09
Return on common equity.............................          14.75                 15.59

CREDIT QUALITY DATA
Non-performing assets...............................  $     343,836         $     333,169            3.20
Net loans charged-off...............................        129,243                88,674           45.75
Allowance for loan losses...........................        295,177               288,382            2.36
Non-performing assets to total assets...............           1.26%                 1.37%
Allowance for losses to loans.......................           1.82                  2.05

* Not on a taxable equivalent basis


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